Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2026 Results
Solid Execution and Continued Strength in Defense Drives Quarterly Results

CAMAS, Wash., November 5, 2026 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported financial results for the third quarter of 2026.

"Solid execution during the third quarter enabled us to deliver revenue above the high end of our guidance range, record product gross margins and strong Adjusted EBITDA despite ongoing supply constraints,” commented Scott Keeney, nLIGHT’s Chairman and Chief Executive Officer. “Demand for our products remains strong and our pipeline of opportunities continues to expand across directed energy, laser sensing and advanced manufacturing. We are making important investments in our manufacturing capacity and supply chain to support this expected growth, and we believe nLIGHT is well positioned as our defense programs increasingly transition from development toward fielding and production.”

Third Quarter 2026 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2026	2025	% Change
Revenues	$73,763	$66,742	10.5%
Gross margin	33.1%	31.1%
Loss from operations	$(9,219)	$(7,299)	(26.3)%
Operating margin	(12.5)%	(10.9)%
Net loss	$(7,176)	$(6,874)	(4.4)%
Adjusted EBITDA(1)	$11,050	$7,109	55.4%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Revenues of $73.8 million for the third quarter of 2026 were up 10.5% compared to $66.7 million for the third quarter of 2025. Gross margin was 33.1% for the third quarter of 2026 compared to 31.1% for the third quarter of 2025. GAAP net loss for the third quarter of 2026 was $7.2 million, or $0.12 per diluted share, compared to net loss of $6.9 million, or $0.14 per diluted share, for the third quarter of 2025. Non-GAAP net income for the third quarter of 2026 was $10.2 million, or $0.16 per diluted share, compared to non-GAAP net income of $4.3 million, or $0.08 per diluted share, for the third quarter of 2025. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the fourth quarter of 2026, nLIGHT expects revenues to be in the range of $84 million to $90 million. The midpoint of $87 million includes Products revenue of approximately $63 million and Advanced Development revenue of approximately $24 million. Due to ongoing supply chain constraints, nLIGHT’s fourth quarter revenue guidance excludes approximately $15 million of product revenue that nLIGHT would have expected to ship in the fourth quarter but is now expected to be delivered in the first half of 2027.

nLIGHT expects overall gross margin to be in the range of 30% to 36%, with Products gross margin in the range of 40% to 46% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $12 million to $18 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Webcast at 2:00 p.m. Pacific Time, Thursday, November 5, 2026

A webcast to discuss the third quarter results will be held on Thursday, November 5, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

The webcast can also be accessed directly at https://events.q4inc.com/attendee/340012307.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including non-GAAP gross margin, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP gross margin as GAAP gross margin adjusted for stock-based compensation and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP gross margin, GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, our business strategy and opportunities to grow our business, ongoing supply chain challenges, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs more than 900 people with operations in the United States, Europe and Asia. The company’s vertically integrated approach enables performance leadership from laser chip through system-level solutions. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
Vice President, Corporate Development & Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Products	$48,047	$47,608	$165,612	$124,110
Development	25,716	19,134	70,923	56,035
Total revenue	73,763	66,742	236,535	180,145
Cost of revenue:
Products	25,289	28,086	93,028	76,915
Development	24,043	17,903	66,838	50,221
Total cost of revenue(1)	49,332	45,989	159,866	127,136
Gross profit	24,431	20,753	76,669	53,009
Operating expenses:
Research and development(1)	12,535	11,534	37,511	33,920
Sales, general, and administrative(1)	13,653	14,785	44,906	38,501
Restructuring	7,462	1,733	7,757	1,733
Total operating expenses	33,650	28,052	90,174	74,154
Loss from operations	(9,219)	(7,299)	(13,505)	(21,145)
Other income:
Interest income	2,456	1,079	6,492	3,875
Interest expense	(25)	(317)	(529)	(753)
Other income (expense), net	(72)	(64)	116	(108)
Loss before income taxes	(6,860)	(6,601)	(7,426)	(18,131)
Income tax expense	316	273	444	427
Net loss	$(7,176)	$(6,874)	$(7,870)	$(18,558)
Net loss per share, basic and diluted	$(0.12)	$(0.14)	$(0.14)	$(0.37)
Shares used in per share calculations:
Basic and diluted	57,895	50,288	56,346	49,658

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenues	$1,156	$615	$3,427	$1,783
Research and development	2,496	2,560	7,439	6,178
Sales, general, and administrative	6,263	6,187	20,898	13,828
	$9,915	$9,362	$31,764	$21,789

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$279,371	$98,699
Marketable securities	34,832	34,934
Accounts receivable, net	45,329	50,836
Inventory	59,840	45,407
Prepaid expenses and other current assets	35,127	13,314
Total current assets	454,499	243,190
Restricted cash	322	322
Lease right-of-use assets	17,868	15,020
Property, plant and equipment, net	43,902	42,114
Goodwill	12,420	12,448
Other assets, net	1,061	2,116
Total assets	$530,072	$315,210

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,331	$20,890
Accrued liabilities	23,403	19,052
Deferred revenues	9,880	1,489
Current portion of lease liabilities	2,362	2,776
Line of credit	—	20,000
Total current liabilities	58,976	64,207
Non-current income taxes payable	6,022	5,902
Long-term lease liabilities	16,890	13,431
Other long-term liabilities	4,846	4,921
Total liabilities	86,734	88,461
Stockholders' equity:
Common stock - par value	17	16
Additional paid-in capital	803,128	578,360
Accumulated other comprehensive loss	(3,374)	(3,064)
Accumulated deficit	(356,433)	(348,563)
Total stockholders’ equity	443,338	226,749
Total liabilities and stockholders’ equity	$530,072	$315,210

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,870)	$(18,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,182	9,151
Amortization	414	1,247
(Increase) reduction in carrying amount of right-of-use assets	(3,002)	784
Provision for losses on (recoveries of) accounts receivable	17	(1,131)
Stock-based compensation	31,764	21,789
Deferred income taxes	258	101
Loss on disposal of property, plant and equipment	—	190
Gain on sale of subsidiary	(9)	—
Interest earned on marketable securities not yet received	(678)	(256)
Non-cash restructuring charges	4,818	1,243
Changes in operating assets and liabilities:
Accounts receivable, net	3,554	(13,186)
Inventory	(15,060)	(10,203)
Prepaid expenses and other current assets	(21,772)	5,914
Other assets, net	399	1,099
Accounts payable	2,288	1,886
Accrued and other long-term liabilities	1,543	5,795
Deferred revenues	8,395	(1,247)
Lease liabilities	3,077	(927)
Non-current income taxes payable	(36)	121
Net cash provided by operating activities	17,282	3,812
Cash flows from investing activities:
Proceeds from sale of fixed assets	—	447
Purchases of property, plant and equipment	(11,407)	(7,444)
Purchase of marketable securities	(43,988)	(68,697)
Proceeds from maturities and sales of marketable securities	44,742	68,425
Proceeds from sale of subsidiary, net of cash disposed	396	—
Net cash used in investing activities	(10,257)	(7,269)
Cash flows from financing activities:
Proceeds from public offering, net of underwriting discounts	192,194	—
Public offering costs	(919)	—
Proceeds from line of credit	—	20,000
Repayments of line of credit	(20,000)	—
Proceeds from employee stock plan purchases	1,668	1,385
Proceeds from stock option exercises	836	196
Tax payments related to stock award issuances	(190)	(3,062)
Net cash provided by financing activities	173,589	18,519
Effect of exchange rate changes on cash	58	278
Net increase (decrease) in cash, cash equivalents and restricted cash	180,672	15,340
Cash and cash equivalents and restricted cash, beginning of period	99,021	66,088
Cash and cash equivalents and restricted cash, end of period	$279,693	$81,428
Supplemental disclosures:
Cash paid for interest, net	$504	$740
Operating cash outflows from operating leases	2,591	2,536
Right-of-use assets obtained in exchange for lease liabilities	2,372	1,208
Accrued purchases of property, equipment and patents	525	426
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$279,371	$81,108
Restricted cash	322	320
Total cash and cash equivalents and restricted cash	$279,693	$81,428

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Gross Profit

	Three Months Ended September 30,
	2026			2025
	Products	Development	Total	Products	Development	Total
Revenue	$48,047	$25,716	$73,763	$47,608	$19,134	$66,742
Cost of revenue	(25,289)	(24,043)	(49,332)	(28,086)	(17,903)	(45,989)
Gross profit	$22,758	$1,673	$24,431	$19,522	$1,231	$20,753
Non-GAAP adjustments
Stock-based compensation	687	469	1,156	615	—	615
Non-GAAP gross profit	$23,445	$2,142	$25,587	$20,137	$1,231	$21,368

Gross margin	47.4%	6.5%	33.1%	41.0%	6.4%	31.1%
Non-GAAP gross margin	48.8%	8.3%	34.7%	42.3%	6.4%	32.0%

	Nine Months Ended September 30,
	2026			2025
	Products	Development	Total	Products	Development	Total
Revenue	$165,612	$70,923	$236,535	$124,110	$56,035	$180,145
Cost of revenue	(93,028)	(66,838)	(159,866)	(76,915)	(50,221)	(127,136)
Gross profit	$72,584	$4,085	$76,669	$47,195	$5,814	$53,009
Non-GAAP adjustments
Stock-based compensation	2,039	1,388	3,427	1,783	—	1,783
Non-GAAP gross profit	$74,623	$5,473	$80,096	$48,978	$5,814	$54,792

Gross margin	43.8%	5.8%	32.4%	38.0%	10.4%	29.4%
Non-GAAP gross margin	45.1%	7.7%	33.9%	39.5%	10.4%	30.4%

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(7,176)	$(6,874)	$(7,870)	$(18,558)
Income tax expense	316	273	444	427
Other income, net	72	64	(116)	108
Interest income	(2,456)	(1,079)	(6,492)	(3,875)
Interest expense	25	317	529	753
Depreciation and amortization	2,892	3,313	9,596	10,398
Stock-based compensation	9,915	9,362	31,764	21,789
Restructuring charges	7,462	1,733	7,757	1,733
Adjusted EBITDA	$11,050	$7,109	$35,612	$12,775

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(7,176)	$(6,874)	$(7,870)	$(18,558)
Add back:
Stock-based compensation(1)	9,915	9,362	31,764	21,789
Amortization of purchased intangibles(1)	—	99	—	397
Restructuring charges	7,462	1,733	7,757	1,733
Non-GAAP net income (loss)	10,201	4,320	31,651	5,361

GAAP weighted-average shares outstanding	57,895	50,288	56,346	49,658
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	57,895	50,288	56,346	49,658
Dilutive effect of common stock equivalents	4,259	4,139	5,180	3,259
Non-GAAP weighted-average number of shares, diluted	62,154	54,427	61,526	52,917

Non-GAAP net income per share, basic	$0.18	$0.09	$0.56	$0.11
Non-GAAP net income per share, diluted	$0.16	$0.08	$0.51	$0.10
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.
Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Defense & Space	$52,460	$45,554	$164,885	$118,955
Advanced Manufacturing	21,303	21,188	71,650	61,190
	$73,763	$66,742	$236,535	$180,145